                            PARTICIPATION AGREEMENT



          THIS AGREEMENT, made and entered into this 1st day of January, 1995 by and between INSURANCE INVESTMENT PRODUCTS TRUST, an unincorporated business trust formed under the laws of Massachusetts (the "Trust"), SEI FINANCIAL SERVICES COMPANY, a Pennsylvania corporation (the "Distributor), and NATIONAL HOME LIFE ASSURANCE COMPANY, a Missouri life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

          WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more classes of separate series ("Series") of shares ("Series shares"), each such series representing an interest in a particular managed portfolio of securities and other assets; and

          WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies; and

          WHEREAS, the Distributor has the exclusive right to distribute shares of the Trust to qualifying investors; and

          WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series to such separate account(s);

          NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Company agree as follows:

ARTICLE I.  Additional Definitions

          1.1. "Account" -- the separate account of the Company described more specifically in Schedule 1 to this Agreement. If more than one separate account is so described, the term shall refer to each separate account.

          1.2. "Business Day" -- each day that the Trust is open for business as provided in the Trust Prospectus.

          1.3. "Code" -- the Internal Revenue Code of 1986, as amended.

          1.4. "Contracts" -- the class or classes of variable annuity contracts and variable life insurance policies issued by the Company and described more specifically on Schedule 2 to this Agreement.
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          1.5. "Contract Owners" -- the owners of the Contracts, as
distinguished from all Product Owners.

          1.6. "Participating Account" -- a separate account investing all or a portion of its assets in the Trust, including the Account.

          1.7. "Participating Insurance Company" -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including the Company.

          1.8. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Trust, including the Contracts.

          1.9. "Product Owners" -- owners of Products, including Contract
Owners.

          1.10. "Prospectus" -- with respect to the Trust shares or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action. For purposes of Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

          1.11. "Registration Statement" -- with respect to the Trust Shares or a class of Contracts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust Registration Statement was filed on Form N-1A (File No. 33-80158).

          1.12. "1940 Act Registration Statement" -- with respect to the Trust or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account 1940 Act Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust 1940 Act Registration Statement was filed on Form N-1A (File No. 811-8562).

          1.13. "Statement of Additional Information" -- with respect to the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

          1.14. "SEC" -- the Securities and Exchange Commission .

          1.15. "1933 Act" -- the Securities Act of 1933, as amended.

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          1.16. "1940 Act" -- the Investment Company Act of 1940, as amended.


ARTICLE II.  Sale of Trust Shares

          2.1. The Trust has granted to the Distributor exclusive authority to distribute the Trust's shares, and has agreed to instruct, and has so instructed, the Distributor to make available to the Company for purchase on behalf of the Account Trust shares of those Series so selected by the Distributor. Pursuant to such authority and instructions, and subject to
Article X hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of those Series listed on Schedule 3 to this Agreement, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing,
(i) Trust Series (other than those listed on Schedule 3) in existence now or that may be established in the future will be made available to the Company only as the Distributor may so provide, and (ii) the Board of Directors of the Trust (the "Trust Board") may suspend or terminate the offering of Trust shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trust Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners).

          2.2. The Trust shall redeem, at the Company's request, any full or fractional Series shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, the Trust may delay redemption of Trust shares of any Series to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder.

          2.3.  Purchase and Redemption Procedures

                (a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Series made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any Business Day by the Company as such limited agent of the Trust prior to the Trust's close of business as defined from time to time in the Trust Prospectus (which as of the date of execution of this Agreement is 4 p.m. Eastern Time) shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives notice of such request by 10 a.m. Eastern Time on the next following Business Day.

                (b) The Company shall pay for shares of each Series on the same day that

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     it notifies the Trust of a purchase request for such shares. Payment for
     Series shares shall be made in Federal funds transmitted to the Trust by wire to be received by the Trust by 4 p.m. Eastern Time on the day the Trust is notified of the purchase request for Series shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series effected pursuant to redemption requests tendered by the Company on behalf of the Account). If Federal funds are not received on time, such funds will be invested, and Series shares purchased thereby will be issued, as soon as practicable. Upon receipt of Federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

                (c) Payment for Series shares redeemed by the Account or the Company shall be made in Federal funds transmitted by wire prior to 3 p.m. to the Company or any other designated person on the same Business Day that the Trust is properly notified of the redemption order of Series shares pursuant to Section 2.3(a) (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem Series shares in assets other than cash, to the extent permitted in the prospectus, and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                (d) Any purchase or redemption request for Series shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Trust's receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in Federal funds prior to close of business for determination of such value, as defined from time to time in the Trust Prospectus.

          2.4. The Trust shall use its best efforts to make the net asset value per share for each Series available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Trust Prospectus. Neither the Trust, any Series, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Company to the Trust or the Distributor.

          2.5. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of

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that Series. The Company reserves the right, on its behalf and on behalf of the
Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company promptly of the number of Series shares so issued as payment of such dividends and distributions.

          2.6. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

          2.7.(a) The Company may withdraw the Account's investment in the Trust or a Series of the Trust only: (i) as necessary to facilitate Contract owner requests; (ii) upon a determination by a majority of the Trust Board, or a majority of disinterested Trust Board members, that an irreconcilable material conflict exists among the interests of (x) all Product Owners or (y) the interests of the Participating Insurance Companies investing in the Trust; (iii) upon requisite vote of the Contract Owners having an interest in the affected Series and the written consent of the Distributor (unless otherwise required by applicable law), to substitute the shares of another investment company for Series shares of the Trust in accordance with the terms of the Contracts; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application; or (v) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

          (b) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust Shares may be sold to other insurance companies (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that (i) such other investment company or series thereof has investment objectives or policies that are substantially different from the investment objectives and policies of the Trust Series available hereunder; or (ii) the Company gives the Trust and the Distributor 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (iii) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and appears on Schedule 3 to this Agreement; or (iv) the Trust or Distributor consents in writing to the use of such other investment company, such consent not to be unreasonably withheld.

          (c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

          (d) The Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract owners to change or modify the Trust or change the Trust's distributor, manager or investment adviser.

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          2.8.  The Distributor and the Trust shall sell Trust shares only to
Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase shares of the Trust under
Section 817(h) of the Code. The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles V and VII of this Agreement is in effect to govern such sales. The Company hereby represents and warrants that it and the Account are Qualified Persons.


ARTICLE III.  Representations and Warranties

          3.1. The Company represents and warrants that: (i) the Company is an insurance company duly organized and in good standing under Missouri insurance law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Account 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Account is duly registered as a unit investment trust thereunder; (iv) the Contracts Registration Statement has been declared effective by the SEC; (v) the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; (vi) the Account will maintain its registration under the 1940 Act and will comply in all material respects with the 1940 Act; and (vii) the Contracts currently are, and at the time of issuance will be, treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code.

          3.2. The Trust represents and warrants that: (i) the Trust is an unincorporated business trust duly formed and validly existing under the Massachusetts law; (ii) the Trust 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust Registration Statement has been declared effective by the SEC; (iv) the Trust shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Trust will remain registered under and will comply in all material respects with the 1940 Act; (vi) the Trust currently qualifies as a "regulated investment company" under Subchapter M of the Code and is in compliance with Section 817(h) of the Code; and (vii) the Trust's investment policies are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement, when applicable. Subject to Section
4.4 of this Agreement, the Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state. Further, the Trust shall register and qualify its shares for sale in accordance with the securities laws of the various states only if and to the extent deemed advisable by the Trust.

          3.3. The Distributor represents and warrants that: (i) the Distributor is a corporation duly organized and in good standing under Pennsylvania law; and (ii) the Distributor is registered as a broker-dealer under federal and applicable state securities laws and is a member of the National Association of Securities Dealers, Inc.

          3.4. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

          3.5. The Distributor represents and warrants that it is and will be a member in good standing of the NASD and is and will remain duly registered in all material respects as a broker-dealer with the SEC and under all applicable state securities laws, and shall perform its obligations hereunder in compliance in all material respects with any such applicable federal and state securities laws.

          3.6. Each party represents and warrants that all of its directors, officers and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the rules of the NASD and the federal securities laws applicable to such party. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and each agrees to notify the other parties promptly in the event that such coverage no longer applies.


ARTICLE IV.  Filings, Information and Expenses

          4.1. The Trust shall amend the Trust Registration Statement and the Trust 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Trust shares and to maintain the Trust's registration under the 1940 Act for so long as Trust shares are sold.

          4.2. Unless other arrangements are made, the Trust shall provide the Company with a copy, in camera-ready form or otherwise suitable for printing or duplication, as selected by the Company, of (i) each Trust prospectus and any supplement thereto; (ii) each Statement of Additional Information and any supplement thereto; (ii) any Trust proxy soliciting material; and (iv) any Trust periodic shareholder reports.

          4.3. The Company shall amend the Contracts Registration Statement and the Account 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law, but in any event shall maintain a current effective Contracts Registration Statement and the Account's registration under the 1940 Act for so long as the Contracts are outstanding unless the Company has supplied the Trust with an SEC no-action letter or opinion of counsel satisfactory to the Trust's counsel to the effect that maintaining such Registration Statement on a current basis is no longer required. The Company shall assure that any Contracts Prospectus for a life insurance contract, where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy). The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

          4.4. The Company shall inform the Trust of any investment restrictions imposed by Missouri state insurance law that may become applicable to the Trust from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement. Upon receipt of any such information from the Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust, acting reasonably and in good faith, determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners), the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions. The Trust shall comply with Schedule 4 as in effect from time to time.

          4.5. Each party shall promptly inform the others when such party becomes aware of the commencement of any litigation or proceeding against such party or a person affiliated with such party in connection with the issuance or sale of Trust shares or the Contracts.

          4.6. The Company shall provide Contracts, Contracts and Trust Prospectuses, Contracts and Trust Statements of Additional Information, reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with the federal securities laws.

          4.7. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

          (a) Expenses assumed by the Trust include, but are not limited to, the costs of: registration and qualification of the Trust shares under the federal securities laws; preparation and filing with the SEC of the Trust Prospectus, Trust Registration Statement, Trust proxy materials and shareholder reports, and preparation of a camera-ready copy thereof; preparation of all statements and notices required by any Federal or state securities law; printing and mailing of all materials and reports required to be provided by the Trust to its shareholders; all taxes on the issuance or transfer of Trust shares; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Trust; and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust otherwise shall pay no fee or other compensation to the Company under this Agreement, unless the parties otherwise agree, except that if the Trust or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a Board of Directors, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

          (b) Expenses assumed by the Company include, but are not limited to, the costs of: registration and qualification of the Contracts under the federal securities laws; preparation and filing with the SEC of the Contracts Prospectus, Contracts Registration Statement, solicitation of voting instructions with respect to Trust proxy materials; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; and preparation and dissemination of all statements and notices to Contract Owners required by any Federal or state insurance law other than those paid for by the Trust.

          4.8. No piece of advertising or sales literature or other promotional material in which the Trust is named shall be used, except with the prior written consent of the Trust. Any such piece shall be furnished to the Trust for such consent prior to its use. The Trust shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust. The Trust may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. Until further notice to the Company, the Trust has delegated its rights and responsibilities under this provision to the Distributor.

          4.9. No piece of advertising or sales literature or other promotional material in which the Company is named shall be used, except with the prior written consent of the Company. Any such piece shall be furnished to the Company for such consent prior to its use. The Company shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Company. The Company may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Trust and the Distributor shall no longer use the material subject to such revocation.

          4.10. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than the information or representations contained in the Trust Registration Statement or Trust Prospectus or in reports or

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proxy statements for the Trust, or in sales literature or other promotional material approved in accordance with Article IV of this Agreement, or in published reports or statements of the Trust in the public domain, except with the prior written consent of the Trust.

          4.11. The Trust and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written consent of the Company.

          4.12. The Trust and the Company shall provide to each other upon request at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities. Each party shall provide to the other any complaints from Contract Owners pertaining to the Contracts.

          4.13. The Trust and the Company shall provide to each other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

          4.14. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

          4.15. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

          4.16. No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party.

          4.17. To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and the Distributor, the Company reserves the right to modify the Contracts in any respect whatsoever. The Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of the Contract. The Company agrees to notify the Trust and the Distributor promptly upon the occurrence of any event the Company believes might necessitate a material modification or suspension.


ARTICLE V.  Voting of Trust Shares

          With respect to any matter put to vote by the holders of Trust shares or Series shares ("Voting Shares"), the Company shall:

          (a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

          (b) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

          (c) vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

          (d) vote Voting Shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received.

The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above and with the Exemptive Order.

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ARTICLE VI.  Compliance with Code

          6.1. The Trust shall comply with Section 817(h) of the Code and the regulations issued thereunder to the extent applicable to the Trust as a fund underlying the Account, and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          6.2. The Trust shall maintain its qualification as a registered investment company (under Subchapter M or any successor or similar provision), and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          6.3. The Company shall ensure the continued treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.


ARTICLE VII.  Potential Conflicts

          7.1. The parties to this Agreement acknowledge that the Trust intends to file an application with the SEC to request an order (the "Exemptive Order") granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8). It is anticipated that the Exemptive Order, when and if issued, shall require the Trust and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Article VII. If the Exemptive Order imposes conditions on the Company materially different from those provided for in this
Article VII and the Company elects not to comply with such materially different conditions, the Trust shall have the right to require the Company to redeem the Account's investment in the Trust, in accordance with Section 10.4. of this Agreement. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on the Company hereby.

          7.2. The Trust Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Product Owners.
An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Product Owners.

          7.3. The Company will report any potential or existing conflicts promptly to the Trust Board, and in particular whenever Contract Owner voting instructions are disregarded, and shall be responsible for assisting the Trust Board in carrying out its responsibilities in connection with the Exemptive Order. The Company agrees to carry out such responsibilities with a view to the interests of Contract Owners.

          7.4. If a majority of the Trust Board, or a majority of Disinterested Trustees, determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Trust, the Trust Board shall give prompt notice to all Participating Insurance Companies. If the Trust Board determines that the Company is responsible for causing or creating said conflict, the Company shall at no cost and expense to the Trust, and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

          (a) Withdrawing the assets allocable to the Account from the Trust and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners;

          (b)  Establishing a new registered management investment company.

          7.5. If a material irreconcilable conflict arises as a result of a decision by the Company to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Trust, the Company may be required, at the Trust Board's election, to withdraw the Account's investment in the Trust.

          7.6. For purposes of this Article, a majority of the Disinterested Trustees shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

          7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII.  Indemnification

          8.1. Indemnification by the Company. The Company shall indemnify and hold harmless the Trust, the Distributor and each person who controls the Trust or the Distributor within the meaning of such term under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Plans) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in writing by or on behalf of the Company; or

          (c) arise out of or are based upon any wrongful conduct of the Company or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or Trust shares; or

          (d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

          (e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Trust shares on a timely basis in accordance with the procedures set forth in Article II.

This indemnification will be in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.2. Indemnification by the Trust. The Trust shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of such term under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Trust for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Trust to the Company; or

          (c) arise out of or are based upon wrongful conduct of the Trust or persons under its control (or subject to its authorization) with respect to the sale of Trust shares; or

          (d) arise as a result of any failure by the Trust or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under the terms of this Agreement; or

          (e) arise out of any material breach by the Trust or persons under its control (or subject to its authorization) of this Agreement (including any breach of Section 6.1 of this Agreement).

This indemnification will be in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.3. Indemnification by the Distributor. The Distributor shall indemnify and hold harmless the Company and each person who controls or is associated with the Company within the meaning of such term under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Trust for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Trust or the Distributor to the Company; or

          (c) arise out of or are based upon wrongful conduct of the Trust or the Distributor or persons under its respective control (or subject to its respective authorization) with respect to the sale of Trust shares; or

          (d) arise as a result of any failure by the Trust or the Distributor or persons under its respective control (or subject to its respective authorization) to provide services, furnish materials or make payments as required under the terms of this Agreement; or

          (e) arise out of any material breach by the Trust or the Distributor or persons under its respective control (or subject to its respective authorization) of this Agreement (including any breach of Section 6.1 of this Agreement).

This indemnification will be in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.4. Indemnification Procedures. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.


ARTICLE IX.  Applicable Law

          9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws.

          9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.


ARTICLE X.  Term and Termination

          10.1 Term and Termination of Agreement. This Agreement shall not terminate as to any Series of the Trust until the Account no longer invests in that Series and the Company has confirmed in writing to the Trust that it no longer intends to invest in such Series. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3 and the Company may be required to redeem shares pursuant to Section 10.4 or in the circumstances contemplated by Article VII.

          10.2. Termination of Offering of Trust Shares. The obligation of the Trust to make Series shares available through the Distributor to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Trust upon written notice to the Company as provided below:

          (a) at any time more than two years after the date of this Agreement, upon 60 days prior written notice;

          (b) upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust's reasonable judgment exercised in good faith, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder, such termination effective upon 15 days prior written notice;

          (c) in the event any of the Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law, such termination effective upon [5] days prior written notice and only as to such Contracts;

          (d) if the Trust or the Distributor shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

          (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

          (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 30 days after written notice of such breach has been delivered to the Company; or

          (g) upon termination pursuant to Section 10.1 or notice from the Company pursuant to Section 10.3, such termination as to a Series hereunder effective upon 15 days prior written notice, unless a longer notice period is provided in which case the longer notice period shall apply.

Notwithstanding an exercise of its option to terminate its obligation to make Shares available through the Distributor to the Company, the Trust shall continue to make Trust shares available through the Distributor to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts, unless the Trust exercised its option to terminate because of circumstances involving the Existing Contracts (or a class thereof). In that case, the Trust shall promptly notify the Company whether the Trust is electing to make Trust shares available through the Distributor after termination for the Noncomplying

Contracts (or a class thereof) responsible for such termination (the "Noncomplying Contracts"). In determining whether to make Shares available through the Distributor for the Noncomplying Contracts (or a class thereof), the Trust shall act in good faith giving due consideration to the interests of owners of the Noncomplying Contracts (or a class thereof).

          10.3. As to the Company. The Company may elect to cease investing in a Series or the Trust, promoting a Series or the Trust as an investment option under the Contracts, or withdraw its investment in a Series or the Trust, subject to compliance with applicable law, upon written notice to the Trust within 30 days of the occurrence of any of the following events (unless provided otherwise below):

          (a) at any time more than two years after the date of this Agreement, upon 60 days prior written notice;

          (b) as to a Series, if shares of such Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, and the Trust, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Trust shares to meet the requirements of the Contracts within 10 days after receipt thereof, it being understood that, in such event, the Company's rights pursuant to this Section 10.3 shall be limited to such Series;

          (c) as to the Trust, upon institution of formal proceedings against the Trust or the Distributor by the NASD, the SEC or any state securities or insurance commission or any other regulatory body, upon 15 days prior written notice;

          (d) as to a Series or the Trust, as applicable, if such Series or the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if such Series or the Trust may fail to so qualify, and the Trust, within 30 days following receipt of written request, fails to provide reasonable assurance acceptable to the Company that it will take action to cure or correct such failure, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section 10.3 shall be limited to the affected Series;

          (e) as to a Series or the Trust, as applicable, if such Series or the Trust fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, within 30 days following receipt of written request, fails to provide reasonable assurance acceptable to the Company that it will take action to cure or correct such failure, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section 10.3 shall be limited to the affected Series;

          (f) as to a Series or the Trust, as applicable, if such Series or Trust ceased to qualify as a Regulated Investment Company or failed to meet the diversification requirements specified in Section 817(h) of the Code, the Trust failed to cure such failure within the time period agreed upon when reasonable assurances were accepted by the Company, it being understood that, if the failure does not involve all Series, the Company's rights pursuant to this
     Section 10.3 shall be limited to the affected Series;

          (g) as to a Series or the Trust, as applicable, if the Trust informs the Company pursuant to Section 4.4 that such Series or the Trust will not comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section 10.3 shall be limited to the affected Series;

          (h) if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 30 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be;

          (i) with respect to any Series in the event any of the Series shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company, it being understood that, if the event does not involve all Series, the Company's rights pursuant to this Section 10.3 shall be limited to the affected Series; or

          (j) if the Company shall determine, in its sole judgment, exercised in good faith, that either (1) the Trust or the Distributor shall have suffered a material adverse change in its business or financial conditions or (2) the Trust or the Distributor shall have been the subject of material adverse publicity which is likely to have a material adverse effect on the Company or the distribution of the Contracts.

          10.4. Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if any such Contracts may fail to so qualify (in either case, other than solely as a result of the Trust's failure to comply with this Agreement), the Trust shall have the right to require the Company to redeem Shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust Shares. Notice to the Company shall specify the period of time the Company has to redeem the Shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Shares pursuant to Article VII or the

Exemptive Order (assuming the Company has not elected not to comply therewith). Also, if the Exemptive Order when issued imposes conditions and undertakings materially different from those set forth in Article VII and the Company elects not to comply with such materially different conditions, the Trust Board may require the Company to withdraw the Account's investment in the Trust. The Company agrees to redeem Shares in the circumstances described herein and to comply with applicable terms and provisions. This Agreement shall remain in effect as to the availability of Trust Shares for any Contracts other than those as to which the Company is required to redeem Shares pursuant to this Section.


ARTICLE XI.  Applicability to New Accounts and New Contracts

          The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, or Series or funding vehicles thereof, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Trust. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.

ARTICLE XII.  Notice, Request or Consent

          Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

          If to the Trust:

               David G. Lee
               President
               Insurance Investment Products Trust
               680 East Swedesford Road
               Wayne, PA  19087-1658

          If to the Distributor:

               General Counsel
               SEI Financial Services Company
               680 East Swedesford Road
               Wayne, PA  19087-1658

          If to the Company:

               Dale E. Cooper
               Providian Corporation

               400 West Market Street
               Louisville, KY  40202

          with a copy to:

               Earl W. Baucom
               Chief Financial Officer
               National Home Life Assurance Company
               Valley Forge, PA  19493

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt.


ARTICLE XIII.  Miscellaneous

          13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

          13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          13.4. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          13.5. Subject to the requirements of legal process and regulatory authority, the Trust and the Distributor shall treat as confidential the names and addresses of the Contract Owners and all information reasonably identified as confidential in writing by the Company and except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

          13.6. This Agreement or any of the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of all other parties.

          13.7. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                    INSURANCE INVESTMENT PRODUCTS TRUST
                           (Trust)



Date:  June 19, 1995     By: /s/    Robert B. Carroll
       -------------         --------------------------------------------------
                             Name:  Robert B. Carroll
                             Title: Vice President


                    SEI FINANCIAL SERVICES COMPANY
                         (Distributor)



Date:  June 19, 1995     By: /s/    Kathryn C. Stockton
       -------------         --------------------------------------------------
                             Name:  Kathryn C. Stockton
                             Title: Vice President



                    NATIONAL HOME LIFE ASSURANCE COMPANY
                           (Company)



Date:  June 7, 1995      By: /s/    Dale Cooper
       -------------         --------------------------------------------------
                             Name:  Dale Cooper
                             Title: Vice President

                                  Schedule 1
                                  ----------

                            Accounts of the Company
                            Investing in the Trust

Effective as of the date of the Agreement, the following separate accounts of the Company are subject to the Agreement:


===================================================================================================================================

Name of Account and                 Date Established by Board                SEC 1940 Act                 Type of Product
Subaccounts                         of Directors of the                      Registration Number          Supported by Account
                                    Company
===================================================================================================================================

National Home Life                  February 14, 1992                                                     Variable Annuity
Assurance Company
Separate Account V
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Effective as of ____________, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:


====================================================================================================================================

Name of Account and                 Date Established by Board                SEC 1940 Act                 Type of Product
Subaccounts                         of Directors of the                      Registration Number          Supported by Account
                                    Company
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 1 in accordance with Article XI of the Agreement.


___________________________________        ____________________________________
Insurance Investment Products Trust               National Home Life
                                                  Assurance Company


______________________________
SEI Financial Services Company

                                  Schedule 2
                                  ----------

                             Classes of Contracts
                        Supported by Separate Accounts
                             Listed on Schedule 1


Effective as of the date of the Agreement, the following classes of Contracts are subject to the Agreement:


====================================================================================================================================

Policy Marketing Name                  SEC 1933 Act                      Name of Supporting             Annuity or Life
                                       Registration Number               Account
====================================================================================================================================

National Home Life                     33-80958                          National Home Life             Annuity
Advisor's Edge                                                           Assurance Company
                                                                         Separate Account V
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Effective as of ____________, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:


====================================================================================================================================

Policy Marketing Name                  SEC 1933 Act                      Name of Supporting             Annuity or Life
                                       Registration Number               Account
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.




___________________________________           __________________________________
Insurance Investment Products Trust                  National Home Life
                                                      Assurance Company


______________________________
SEI Financial Services Company

                                  Schedule 3
                                  ----------

                        Trust Series and Other Funding
                           Vehicles Available Under
                            Each Class of Contracts


Effective as of the date of the Agreement, the following Trust Series and other Funding Vehicles are available under the Contracts:


====================================================================================================================================

Contracts Marketing Name                  Trust Series                                Other Funding Vehicles
====================================================================================================================================

National Home Life Advisor's Edge         . International Growth Portfolio           . DFA Investment Dimensions
                                          . Growth Portfolio                            Group, Inc.
                                          . Aggressive Growth Portfolio              . Federated Insurance
                                          . Income Equity                               Management Series
                                          . Intermediate Fixed Income
                                             Portfolio
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Effective as of _________________, this Schedule 3 is hereby amended to reflect the following changes in Trust Series and other funding vehicles:


====================================================================================================================================

Contracts Marketing Name                  Trust Series                                Other Funding Vehicles
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 3 in accordance with Article XI of the Agreement.


___________________________________         ____________________________________
Insurance Investment Products Trust                  National Home Life
                                                     Assurance Company



______________________________
SEI Financial Services Company

                                  Schedule 4
                                  ----------

                            Investment Restrictions
                            Applicable to the Trust

Effective as of the date of the Agreement, the Trust, at the request of another Participating Insurance Company, has undertaken to comply with the following investment restrictions when applicable to the Trust:


              . California diversification guidelines for foreign country investments by a portfolio of a separate account

              . California borrowing guideline limits applicable to a portfolio of a separate account


Effective as of _________________, 19__, this Schedule 4 is hereby amended to reflect the following changes:











IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 4 in accordance with Article XI of the Agreement.



___________________________________           __________________________________
Insurance Investment Products Trust                  National Home Life
                                                     Assurance Company


______________________________
SEI Financial Services Company